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                                                               Exhibit No. 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in this registration statement of ICF Kaiser International, Inc. (the Company) on Form S-8 of our report dated April 28, 1995, on our audits of the consolidated financial statements and financial statement schedules of ICF Kaiser International, Inc. and Subsidiaries as of February 28, 1995 and 1994 and for the three years in the period ended February 28, 1995, which report is included in the Company's Annual Report on Form 10-K.



                                             COOPERS & LYBRAND L.L.P.



Washington, D.C.
June 28, 1995